NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS

Fourth Quarter Highlights from Continuing Operations:
•Net sales down 22.1% versus prior year to $185.3 million
•Net loss from continuing operations of $31.4 million, or $1.13 per diluted share
•Adjusted diluted earnings per share from continuing operations* of $0.41
•Net cash provided by operating activities of $68.8 million, leading to Free Cash Flow* of $65.3 million in the quarter

Full Year Highlights from Continuing Operations:
•Net sales up 3.0% versus prior year to $784.5 million; Organic sales down 7.1%
•Positive operating results offset by a $86.6 million in impairment charges
•Net loss from continuing operations of $70.4 million, or $2.54 per diluted share
•Adjusted diluted earnings per share from continuing operations* of $2.11 adjusted*, a 29.4% increase over 2019

BLOOMFIELD, Conn. (February 25, 2021) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth fiscal quarter and full year ended December 31, 2020.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	December 31, 2020	December 31, 2019	Change

Net sales from continuing operations	$185,288	$237,792	$(52,504)

Operating income from continuing operations:
Operating (loss) income from continuing operations	$(38,192)	$14,840	$(53,032)
% of sales	(20.6)%	6.2%	(26.8)%
Adjustments	43,763	15,360	$28,403
Adjusted operating income from continuing operations	$5,571	$30,200	$(24,629)
% of sales	3.0%	12.7%	(9.7)%
Adjusted EBITDA* from continuing operations:
(Loss) earnings from continuing operations	$(31,420)	$34,105	$(65,525)
Adjustments	48,686	2,641	46,045
Adjusted EBITDA from continuing operations*	$17,266	$36,746	$(19,480)
% of sales	9.3%	15.5%	(6.2)%
Earnings per share:
Diluted (loss) earnings per share from continuing operations	$(1.13)	$1.22	$(2.35)
Adjustments	1.54	(0.42)	1.96
Adjusted diluted earnings per share from continuing operations*	$0.41	$0.80	$(0.39)

Ian K. Walsh, President and Chief Executive Officer, commented, “Over the course of the year we saw declines in our commercial aviation and medical end markets brought on by the unprecedented challenges of the global pandemic. Throughout the year we acted decisively to mitigate the impact on our operations, relying on the strength of our team and the diversity of our products to deliver solid performance in 2020. Looking at our fourth quarter 2020 results compared to 2019 we had lower JPF shipments and, as expected, saw a significant decline in our commercial aviation bearings products due to the impact of the pandemic. Sequentially, we saw a decline in sales due to lower JPF deliveries and a delay in shipments over the last two weeks of the year at Bal Seal due to the impact of a cyber incident in December. However, this was offset by a sequential sales increase for our bearings products with a modest uptick in sales to our commercial aviation customers."

Mr. Walsh continued, "For the full year, operating margins were lower than 2019 due to a number of non-recurring items. However, the underlying strength of our product portfolio, the diversity of our end market exposures, and our focus on cost control allowed us to deliver Adjusted EBITDA margin* above 2019 levels. As we look to 2021 we continue to expect our commercial aerospace business to remain challenged during the first half of the year. We expect improved performance in the second half as vaccines become more widely available, demand for business and leisure travel picks up and utilization of narrow body aircraft increases. For our defense products, sales volume is expected to be lower, largely due to the delay of an order for our joint programmable fuze program to the Middle East as a result of the new Presidential administration and their request that the U.S. State Department review Foreign Military Sales and Direct Commercial Sales to certain allied militaries. Due to the potential delay we felt it was appropriate to remove this order from our outlook for 2021. The absence of this order from our outlook is one of the primary drivers for 2021 expected performance below 2020. Finally, we took significant steps in 2020 at improving our cost structure, reducing expenses by approximately $50 million on a run rate basis, a significant portion of which is structural. We will remain focused on cost control in 2021 in order to hold profitability despite the lower volumes we expect for the year and we are optimistic that as commercial aviation begins to recover we will be well positioned to meet demand and benefit from increased volumes in our most profitable product lines."

Management Discussion of Results

Sales in the fourth quarter decreased when compared to 2019 due to lower JPF deliveries and the impact of the pandemic on sales for our commercial aviation products. Organic sales* declines for both the quarter and year-to-date periods were offset by the addition of Bal Seal. Gross margin for the quarter of 29.3% remained strong despite the lower sales volume as we continued to benefit from the cost reduction efforts we implemented over the course of the year. A GAAP loss of $31.4 million, or $1.13 per diluted share, was driven by a non-cash impairment charge of $36.3 million related to the assets of our UK Composites operations which were held for sale as of December 31, 2020. Adjusted diluted earnings per share* was $0.41, and helped contribute to our full year adjusted diluted earnings per share of $2.11, a 29.4% increase over our full year adjusted diluted earnings per share of $1.63 achieved in 2019.

Sales of our defense products, including Safe and Arm Devices, were down 23.6% over the fourth quarter of 2019 and down 25.3% over the third quarter of 2020. During the quarter we delivered more than 12,000 JPF's, bringing our total year-to-date deliveries to a record of nearly 48,750 units. In 2021 we expect to deliver between 30,000 and 35,000 fuzes, below 2020, due in part to the removal of a previously anticipated JPF DCS order which would have added approximately 7,000 fuzes to our 2021 expectations.

Sales for our commercial, business and general aviation products decreased 40.0% over the fourth quarter of 2019, but increased 6.4% when compared to the third quarter of 2020, our second straight quarter of sequential growth. This sequential improvement was due to a 13.7% increase in sales of commercial aviation products to Boeing and Airbus and a 3.7% increase in business and general aviation products, which includes the sale of one K-MAX® aircraft in the fourth quarter. Exiting 2020 we note that first half performance was relatively strong compared to the back half of year. Moving into 2021 we expect lower performance in the first half, specifically related to our commercial aviation products, and improved performance in the second half of the year. The cadence of earnings in the year is due to an expected increase in air traffic and commercial and business travel in the second half of the year as the impact from the pandemic begins to ease.

Sales for our medical products decreased 4.2% from the third quarter as shipments out of Bal Seal were disrupted by the cyber incident we experienced in December of 2020. We worked quickly to assess and control the situation, restoring Bal Seal to normal operations by mid-January without the need to pay ransom. While we incurred costs related to this incident, they were not overly material and should be largely covered by insurance. Looking to 2021, we expect to see a significant increase in sales for these products partially offsetting lower defense volumes. Finally, our industrial markets were up modestly in the fourth quarter when compared to the third quarter of 2020, and we anticipate this trend will continue into 2021.

Chief Financial Officer, Robert D. Starr, commented, "During the fourth quarter we had strong cash flow performance generating Operating Cash Flows from Continuing Operations of $68.8 million, leading to Adjusted Free Cash Flow from Continuing Operations*of $65.3 million for the period. For the full year we delivered operating cash flows from continuing operations of $16.5 million, or Free Cash Flow usage from Continuing Operations* for the year of $1.3 million. Cash flow performance for 2020 was impacted by a delay in the collection of a significant JPF DCS receivable."

Mr. Starr further commented, "The diluted loss per share from continuing operations for the quarter of $1.13 was impacted by a number of non-recurring items, including an impairment loss associated with the assets of our UK Composites operations which were held for sale at year end. When adjusted we delivered $0.41* of diluted earnings per share from continuing operations for the quarter compared to $0.70 in the third quarter of 2020 and $0.80 in the fourth quarter of 2019. Subsequent to year end we successfully closed on a transaction to sell our UK Composites operations. This transaction will not qualify for discontinued operations reporting in 2021. In order to provide a more direct comparison to our 2021 performance we will disclose the 2020 results of this business throughout the course of the year. Sales for this business were $21.5 million in 2020, with an operating loss of approximately $6.9 million."

2021 Outlook

(in millions)	2020	2021 Outlook
	Actual	Low End	High End
Sales
Sales from continuing operations	$784.5	$725.0	$745.0

Adjusted EBITDA*
Earnings from continuing operations	$(70.4)	$43.5	$52.5
Adjustments	173.3	41.5	44.0
Adjusted EBITDA* from continuing operations	$102.9	$85.0	$96.5
Adjusted EBITDA margin* from continuing operations	13.1%	11.7%	13.0%

Adjusted Diluted Earnings Per Share*

Diluted Earnings Per Share	$(2.54)	$1.55	$1.87
Adjustments	4.65	—	—
Adjusted Diluted Earnings Per Share	$2.11	$1.55	$1.87

Cash Flow
Operating cash flow from continuing operations	$16.5	$25.0	$35.0
Bal Seal Acquisition Retention Payment	—	25.1	25.1
Cash used for the purchase of property, plant and equipment	(17.8)	(20.0)	(20.0)
Adjusted Free Cash Flow*	$(1.3)	$30.1	$40.1

Discretionary Pension Contribution	$10.0	$10.0	$10.0

Additional Financial Information

•Earnings for the year are back half weighted with approximately 30% expected in the first half and less than 10% expected in the first quarter
•Expected recovery in second half of the year as the impact of the pandemic on commercial aviation begins to ease
•Excludes JPF DCS order previously contemplated in 2021 due to uncertainty resulting from the change in Presidential administration
•Operating cash flow from continuing operations will include the $25.1 million payment to Bal Seal employees which represents purchase price paid to the former Bal Seal owners accounted for as compensation under ASC 805
•Operating cash flow from continuing operations include a discretionary pension contribution of $10 million
•Net periodic pension benefit of approximately $26.3 million
•Interest expense of approximately $16.4 million
•Estimated annualized tax rate of 24.0%

Please see the MD&A section of the Company's Form 10-K filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, February 26, 2021, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 6195753; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 6195753. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the fourth quarter and full year 2020 results will be posted to the Company’s website prior to the earnings call at http://www.kaman.com/investors/presentations.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.
More information is available at www.kaman.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2020 and December 31, 2019, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 2. Organic Sales from continuing operations (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales from continuing operations	$185,288	$237,792	$784,459	$761,608
Acquisition sales	16,516	—	76,965	—
Organic Sales	168,772	237,792	707,494	761,608
$ Change	$(69,020)	$16,933	$(54,114)	$25,614
% Change	(29.0)%	7.7%	(7.1)%	3.5%

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends and to assess our performance relative to our competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the

Consolidated Financial Statements included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 25, 2021.

Table 3. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$185,288	$237,792	$784,459	$761,608
GAAP - Operating (loss) income from continuing operations	$(38,192)	$14,840	$(84,311)	$53,411
% of GAAP net sales	(20.6)%	6.2%	(10.7)%	7.0%

Adjustments
Non-cash, non tax goodwill impairment charge	$—	$—	$50,307	$—
Impairment on assets held for sale	36,285	—	36,285	—
Restructuring and severance costs	539	1,005	8,359	1,558
Costs associated with corporate development activities	207	7,097	4,539	10,090
Bal Seal acquisition costs	45	—	8,506	—
Cost of acquired Bal Seal retention plans	5,704	—	22,814	—
Inventory step-up associated with Bal Seal acquisition	—	—	2,355	—
Costs from transition services agreement	983	3,519	12,515	4,673
Senior leadership transition	—	—	280	—
Reversal of employee tax-related matters in foreign operations	—	—	(1,859)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
(Gain) loss on sale of U.K. Tooling business	—	3,739	(493)	3,739
Total adjustments	$43,763	$15,360	$143,344	$20,060

Adjusted Operating Income	$5,571	$30,200	$59,033	$73,471
% of GAAP net sales	3.0%	12.7%	7.5%	9.6%

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2020 and December 31, 2019. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Adjusted EBITDA from continuing operations (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$185,288	$237,792	$784,459	$761,608

Earnings from continuing operations, net of tax	$(31,420)	$34,105	$(70,434)	$56,446

Interest expense, net	4,888	2,607	19,270	17,202
Income tax (benefit) expense	(6,708)	(19,103)	(7,730)	(15,859)
Non-service pension and post retirement benefit income, net	(4,062)	(98)	(16,250)	(396)
Other expense (income), net	(304)	58	(728)	(309)
Depreciation and amortization	11,695	6,546	43,899	25,854
Other Adjustments:
Non-cash, non tax goodwill impairment charge	$—	$—	$50,307	$—
Impairment on assets held for sale	36,285	—	36,285	—
Restructuring and severance costs	539	1,005	8,359	1,558
Cost associated with corporate development activities	207	7,097	4,539	10,090
Bal Seal acquisition costs	45	—	8,506	—
Cost of acquired Bal Seal retention plans	5,704	—	22,814	—
Inventory step-up associated with Bal Seal acquisition	—	—	2,355	—
Costs from transition services agreement	983	3,519	12,515	4,673
Income from transition services agreement	(586)	(2,729)	(8,439)	(3,673)
Senior leadership transition	—	—	280	—
Reversal of employee-tax related matters in foreign operations	—	—	(1,859)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
(Gain) loss on sale of U.K. Tooling business	—	3,739	(493)	3,739
Adjustments	$48,686	$2,641	$173,366	$42,879

Adjusted EBITDA from continuing operations	$17,266	$36,746	$102,932	$99,325
Adjusted EBITDA margin	9.3%	15.5%	13.1%	13.0%

Outlook - Adjusted EBITDA from continuing operations (in millions)

	2021 Outlook
	Low	High
Adjusted EBITDA from continuing operations
2021 Outlook
Sales from continuing operations	$725.0	$745.0

Earnings from continuing operations, net of tax	$43.5	$52.5

Interest expense, net	16.4	16.4
Income tax (benefit) expense	14.0	16.5
Net Periodic Pension Benefit	(26.3)	(26.3)
Other expense (income), net	(1.3)	(1.3)
Depreciation and amortization	38.7	38.7
Total Adjustments	$41.5	$44.0

Adjusted EBITDA from continuing operations	$85.0	$96.5
Adjusted EBITDA margin	11.7%	13.0%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 25, 2021.

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Adjustments to Earnings from Continuing Operations
Non-cash, non tax goodwill impairment charge	$—	$—	$50,307	$—
Impairment on assets held for sale	36,285	—	36,285	—
Restructuring and severance costs	539	1,005	8,359	1,558
Costs associated with corporate development activities	207	7,097	4,539	10,090
Bal Seal acquisition costs	45	—	8,506	—
Cost of acquired Bal Seal retention plans	5,704	—	22,814	—
Inventory step-up associated with Bal Seal acquisition	—	—	2,355	—
Costs from transition services agreement	983	3,519	12,515	4,673

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Income from transition services agreement	(586)	(2,729)	(8,439)	(3,673)
Senior leadership transition	—	—	280	—
Reversal of employee tax-related matters in foreign operations	—	—	(1,859)	—
Reversal of environmental accrual at GRW	—	—	(264)	—
(Gain) loss on sale of U.K. Tooling business	—	3,739	(493)	3,739
Tax benefit from change in state tax laws	—	—	—	(2,137)
Tax benefit of foreign derived income included in discontinued operations	—	3,360	—	3,360
Tax benefit from change in U.K. entity tax classification	—	(25,710)	—	(25,710)
Adjustments, pre tax	$43,177	$(9,719)	$134,905	$(8,100)

Tax Effect of Adjustments to Earnings from Continuing Operations
Non-cash, non tax goodwill impairment charge	$—	$—	$—	$—
Impairment on assets held for sale	—	—	—	—
Restructuring and severance costs	123	212	1,911	328
Costs associated with corporate development activities	47	1,496	1,038	2,124
Bal Seal acquisition costs	10	—	1,904	—
Cost of acquired Bal Seal retention plans	—	—	—	—
Inventory step-up associated with Bal Seal acquisition	—	—	527	—
Costs from transition services agreement	225	742	2,861	984
Income from transition services agreement	(134)	(575)	(1,929)	(773)
Senior leadership transition	—	—	64	—
Reversal of employee tax-related matters in foreign operations	—	—	(167)	—
Reversal of environmental accrual at GRW	—	—	(77)	—
(Gain) loss on sale of U.K. Tooling business	—	—	(123)
Tax benefit from change in state tax laws	—	—	—	—
Tax benefit of foreign derived income included in discontinued operations	—	—	—	—
Tax benefit from change in U.K. entity tax classification	—	—	—	—
Tax effect of Adjustments	$271	$1,875	$6,009	$2,663

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Adjustments to Earnings from Continuing Operations, net of tax
GAAP Earnings from continuing operations, as reported	$(31,420)	$34,105	$(70,434)	$56,446
Non-cash, non tax goodwill impairment charge	—	—	50,307	—
Impairment on assets held for sale	36,285	—	36,285	—
Restructuring and severance costs	416	793	6,448	1,230
Costs associated with corporate development activities	160	5,601	3,501	7,966
Bal Seal acquisition costs	35	—	6,602	—
Cost of acquired Bal Seal retention plans	5,704	—	22,814	—
Inventory step-up associated with Bal Seal acquisition	—	—	1,828	—
Costs from transition services agreement	758	2,777	9,654	3,689
Income from transition services agreement	(452)	(2,154)	(6,510)	(2,900)
Senior leadership transition	—	—	216	—
Reversal of employee tax-related matters in foreign operations	—	—	(1,692)	—
Reversal of environmental accrual at GRW	—	—	(187)	—
(Gain) loss on sale of U.K. Tooling business	—	3,739	(370)	3,739
Tax benefit from change in state tax laws	—	—	—	(2,137)
Tax benefit of foreign derived income included in discontinued operations	—	3,360	—	3,360
Tax benefit from change in U.K. entity tax classification	—	(25,710)	—	(25,710)
Adjusted Earnings from continuing operations	$11,486	$22,511	$58,462	$45,683

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted earnings per share from continuing operations	$(1.13)	$1.22	$(2.54)	$2.01
Non-cash, non tax goodwill impairment charge	—	—	1.82	—
Impairment on assets held for sale	1.31	—	1.31	—
Restructuring and severance costs	0.01	0.03	0.23	0.04
Costs associated with corporate development activities	0.01	0.20	0.13	0.29
Bal Seal acquisition costs	—	—	0.24	—
Cost of acquired Bal Seal retention plans	0.21	—	0.82	—
Inventory step-up associated with Bal Seal acquisition	—	—	0.06	—
Costs from transition services agreement	0.02	0.10	0.34	0.13
Income from transition services agreement	(0.02)	(0.08)	(0.23)	(0.10)
Senior leadership transition	—	—	0.01	—
Reversal of employee tax-related matters in foreign operations	—	—	(0.06)	—
Reversal of environmental accrual at GRW	—	—	(0.01)	—
(Gain) loss on sale of U.K. Tooling business	—	0.13	(0.01)	0.13
Tax benefit from change in state tax laws	—	—	—	(0.07)
Tax benefit of foreign derived income included in discontinued operations	—	0.12	—	0.12

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Tax benefit from change in U.K. entity tax classification	—	(0.92)	—	(0.92)
Adjustments to diluted earnings per share from continuing operations	$1.54	$(0.42)	$4.65	$(0.38)
Adjusted Diluted Earnings per Share from continuing operations	$0.41	$0.80	$2.11	$1.63
Diluted weighted average shares outstanding	27,735	28,056	27,723	28,092

Adjusted Free Cash Flow from continuing operations - Adjusted Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period and any adjustments that are representative of the Company's cash generation or usage in the period. For 2021 we will adjusted free cash flow to remove the cash payment made to Bal Seal employees under the retention plan established by the former owners of Bal Seal. Management believes Free Cash Flow from continuing operations and Adjusted Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations and Adjusted Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations and Adjusted Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Adjusted Free Cash Flow from continuing operations (in thousands)
	For the Twelve Months Ended	For the Nine Months Ended	For the Three Months Ended
	December 31, 2020	October 2, 2020	December 31, 2020
Net cash provided by operating activities from continuing operations	$16,469	$(52,379)	$68,848
Expenditures for property, plant & equipment	(17,783)	(14,232)	(3,551)
Adjusted Free Cash Flow from continuing operations	$(1,314)	$(66,611)	$65,297

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Debt to Capitalization Ratio (in thousands) (unaudited)
	December 31, 2020	December 31, 2019
Current portion of long-term debt	$—	$—
Long-term debt, excluding current portion	185,401	181,622
Debt	$185,401	$181,622
Total shareholders' equity	746,438	823,202
Capitalization	$931,839	$1,004,824
Debt to Capitalization Ratio	19.9%	18.1%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and disruption of management time from ongoing business operations relating thereto; (ii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iv) the global economic impact of the COVID-19 pandemic; (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxii) future levels of indebtedness and capital expenditures; (xxiii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiv) the effects of currency exchange rates and foreign competition on future operations; (xxv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvi) future repurchases and/or issuances of common stock; (xxvii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxviii) the ability to recruit and retain skilled employees; and (xxix) other risks and uncertainties set forth herein and in our 2020 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations and Business Development
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$185,288	$237,792	$784,459	$761,608
Cost of sales	130,951	165,230	538,877	520,803
Gross profit	54,337	72,562	245,582	240,805
Selling, general and administrative expenses	48,813	49,573	199,906	177,187
Goodwill and other intangibles impairment	—	—	50,307	—
Impairment on assets held for sale	36,285	—	36,285	—
Costs from transition services agreement	983	3,519	12,515	4,673
Cost of acquired retention plans	5,704	—	22,814	—
Restructuring costs	539	1,005	8,359	1,558
(Gain) loss on sale of business	—	3,739	(493)	3,739
Net loss (gain) on sale of assets	205	(114)	200	237
Operating (loss) income	(38,192)	14,840	(84,311)	53,411
Interest expense, net	4,888	2,607	19,270	17,202
Non-service pension and post retirement benefit income, net	(4,062)	(98)	(16,250)	(396)
Income from transition services agreement	(586)	(2,729)	(8,439)	(3,673)
Other expense (income), net	(304)	58	(728)	(309)
(Loss) earnings from continuing operations before income taxes	(38,128)	15,002	(78,164)	40,587
Income tax (benefit) expense	(6,708)	(19,103)	(7,730)	(15,859)
(Loss) earnings from continuing operations, net of tax	(31,420)	34,105	(70,434)	56,446
Earnings from discontinued operations before gain on disposal, net of tax	—	3,787	—	29,027
Gain on disposal of discontinued operations, net of tax	—	1,570	692	124,356
Total earnings from discontinued operations, net of tax	—	5,357	692	153,383
Net (loss) earnings	$(31,420)	$39,462	$(69,742)	$209,829

Earnings per share:
Basic (loss) earnings per share from continuing operations	$(1.13)	$1.22	$(2.54)	$2.02
Basic earnings per share from discontinued operations	—	0.19	0.02	5.49
Basic (loss) earnings per share	$(1.13)	$1.41	$(2.52)	$7.51
Diluted (loss) earnings per share from continuing operations	$(1.13)	$1.22	$(2.54)	$2.01
Diluted earnings per share from discontinued operations	—	0.19	0.02	5.46
Diluted (loss) earnings per share	$(1.13)	$1.41	$(2.52)	$7.47
Weighted average shares outstanding:
Basic	27,735	27,922	27,723	27,936
Diluted	27,735	28,056	27,723	28,092

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$104,377	$471,540
Restricted cash	25,121	—
Accounts receivable, net	153,806	156,492
Contract assets	108,645	121,614
Contract costs, current portion	3,511	6,052
Inventories	185,072	156,353
Income tax refunds receivable	5,269	8,069
Other current assets	12,173	16,368
Total current assets	597,974	936,488
Property, plant and equipment, net of accumulated depreciation of $228,984 and $210,549, respectively	210,852	140,450
Operating right-of-use asset, net	12,880	15,159
Goodwill	247,244	195,314
Other intangible assets, net	150,198	53,439
Deferred income taxes	39,809	35,240
Contract costs, noncurrent portion	8,311	6,099
Other assets	39,125	36,754
Total assets	$1,306,393	$1,418,943
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	60,200	70,884
Accrued salaries and wages	70,552	43,220
Contract liabilities, current portion	39,073	42,942
Operating lease liabilities, current portion	4,305	4,306
Income taxes payable	19	4,722
Liabilities held for sale, current portion	18,086	—
Other current liabilities	36,177	37,918
Total current liabilities	228,412	203,992
Long-term debt, excluding current portion, net of debt issuance costs	185,401	181,622
Deferred income taxes	7,381	6,994
Underfunded pension	69,610	97,246
Contract liabilities, noncurrent portion	11,019	37,855
Operating lease liabilities, noncurrent portion	9,325	11,617
Liabilities held for sale, noncurrent portion	1,171	—
Other long-term liabilities	47,636	56,415
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,278,668 and 30,058,455 shares issued, respectively	30,279	30,058
Additional paid-in capital	238,829	228,153
Retained earnings	728,764	820,666
Accumulated other comprehensive income (loss)	(130,821)	(150,893)
Less 2,555,785 and 2,219,332 shares of common stock, respectively, held in treasury, at cost	(120,613)	(104,782)
Total shareholders’ equity	746,438	823,202
Total liabilities and shareholders’ equity	$1,306,393	$1,418,943

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)
	For the Twelve Months Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net (loss) earnings	$(69,742)	$209,829
Less: Total earnings from discontinued operations, net of tax	692	153,383
(Loss) earnings from continuing operations, net of tax	(70,434)	56,446
Adjustments to reconcile earnings from continuing operations, net of tax to net cash provided by operating activities:
Depreciation and amortization	43,899	25,854
Amortization of debt issuance costs	1,746	1,996
Accretion of convertible notes discount	2,860	2,760
Provision for doubtful accounts	1,381	788
Impairment on assets held for sale	36,285	—
(Gain) loss on sale of business	(493)	3,971
Net loss on sale of assets	200	237
Goodwill and other intangible assets impairment	50,307	—
Net (gain) loss on derivative instruments	(466)	302
Stock compensation expense	4,979	4,669
Non-cash consideration received for aircraft sale	—	(3,100)
Deferred income taxes	(6,055)	182
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	7,042	(8,173)
Contract assets	12,629	(21,994)
Contract costs	294	4,506
Inventories	(18,485)	(25,129)
Income tax refunds receivable	2,763	(6,296)
Operating right-of-use assets	1,513	3,390
Other assets	2,490	(6,108)
Accounts payable - trade	(9,227)	14,034
Contract liabilities	(29,555)	(26,638)
Operating lease liabilities	(1,560)	(3,423)
Other current liabilities	16,955	6,085
Income taxes payable	(4,885)	7,888
Pension liabilities	(21,550)	4,170
Other long-term liabilities	(6,164)	6,071
Net cash provided by operating activities from continuing operations	16,469	42,488
Net cash (used in) provided by operating activities of discontinued operations	—	(50,288)
Net cash provided by (used in) operating activities	16,469	(7,800)

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)
	For the Twelve Months Ended
	December 31, 2020	December 31, 2019
Cash flows from investing activities:
Proceeds from sale of assets	352	196
Proceeds from sale of discontinued operations	5,223	655,030
Proceeds from sale of business	493	—
Expenditures for property, plant & equipment	(17,783)	(22,447)
Acquisition of businesses including earn out adjustments, net of cash acquired	(304,661)	—
Other, net	(2,346)	(4,463)
Net cash (used in) provided by investing activities of continuing operations	(318,722)	628,316
Net cash used in investing activities of discontinued operations	—	(9,838)
Net cash (used in) provided by investing activities	(318,722)	618,478
Cash flows from financing activities:
Net repayments under revolving credit agreements	—	(38,500)
Debt repayment	—	(76,875)
Repayment of convertible notes	—	(500)
Net change in bank overdraft	(12)	886
Proceeds from exercise of employee stock awards	4,296	19,676
Purchase of treasury shares	(14,210)	(30,060)
Dividends paid	(22,210)	(22,343)
Debt and equity issuance costs	—	(3,584)
Other	(1,399)	(1,413)
Net cash used in financing activities of continuing operations	(33,535)	(152,713)
Net cash provided by (used in) financing activities of discontinued operations	—	7,967
Net cash used in financing activities	(33,535)	(144,746)
Net (decrease) increase in cash and cash equivalents	(335,788)	465,932
Cash and cash equivalents of discontinued operations and liabilities held for sale	—	(21,834)
Effect of exchange rate changes on cash and cash equivalents	337	(269)
Cash and cash equivalents and restricted cash at beginning of period	471,540	27,711
Cash and cash equivalents and restricted cash at end of period(1)	$136,089	$471,540
(1)Cash and cash equivalents and restricted cash at the end of the period on the Company’s Consolidated Statement of Cash Flows for the year ended December 31, 2020 includes $6.6 million of cash that is included in the UK Composites business disposal group. However, given the assets of the disposal group are recognized net of the impairment charge, such amounts are not reflected on the Company’s Consolidated Balance Sheet at December 31, 2020.